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                                                                     EXHIBIT 3.3


                                  FINDWHAT.COM

                             AUDIT COMMITTEE CHARTER

I.     PURPOSE

       The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the stockholders, relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, if any, or the entity performing the internal audit function, and the financial management of the Corporation.

       Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices. The Audit Committee's primary duties and responsibilities are to:

              o Serve as an independent and objective party to review periodically the Corporation's financial reporting process and internal control system.

              o Review and recommend to the directors, after consultation with the financial management of the Corporation, the independent accountants to be selected to audit the financial statements of the Corporation.

              o If applicable, review and concur with management's appointment, termination or replacement of the director of internal audit or the company performing the internal audit function.

              o Provide an open avenue of communication for the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

       The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

       As long as the Corporation meets the requirements to qualify as a small business filer under the rules of the Securities and Exchange Commission, the Audit Committee shall be comprised of two or more directors as determined by the


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       Board of Directors, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. After the Corporation ceases to qualify as a small business filer under the rules of the Securities and Exchange Commission, the Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The definition of an "independent director" is outlined in the attached Appendix A. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and, after the Corporation no longer qualifies as a small business filer under the rules of the Securities and Exchange Commission, at least one member of the Audit Committee shall have accounting or related management expertise. The Board of Directors shall elect members of the Audit Committee at the annual meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless the full Board of Directors elects a Chair, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.   MEETINGS

       The Audit Committee shall meet at least annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department, if any, and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

IV.    RESPONSIBILITIES AND DUTIES

       To fulfill its responsibilities and duties, the Audit Committee shall:

       DOCUMENTS/REPORTS REVIEW

              1. Review and update this Charter periodically as conditions dictate.

              2. Review the Corporation's annual financial statements with management and the independent accountants to determine that the independent accountants are satisfied with the disclosure and content of the financial statements to be presented to stockholders. Any changes in accounting principles should be reviewed.

              3. Review with the independent accountants, the Corporation's internal auditor or the company performing the internal audit function, if any, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the


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                     Corporation, and elicit any recommendations for the
                     improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. This inquiry should place particular emphasis on the adequacy of internal controls to expose any payment, transactions, or procedures that might be deemed illegal or otherwise improper.

              4. Review with financial management and the independent accountants the quarterly reports on Form 10-Q. The Chair of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

              INDEPENDENT ACCOUNTANTS

              5. After consultation with the financial management of the Corporation, recommend to the Board of Directors the selection of the independent accountants, considering the independence and effectiveness, and with management's recommendations approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

              6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

              7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

              FINANCIAL REPORTING PROCESSES

              8. In consultation with the independent accountants and the internal auditors, if any, review the Corporation's financial reporting processes, both internal and external.

              9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.


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              PROCESS IMPROVEMENT

              10. Review with financial management of the Corporation and independent accountants the results of their analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices. Also review with financial management and the independent accountants their qualitative judgments about the appropriateness of accounting principles and financial disclosure practices used or proposed to be used.

              11. Review any significant disagreements among management and the independent accountants or the internal auditing department or the company engaged to perform the internal audit function, if any, in connection with the preparation of the financial statements.

              ETHICAL AND LEGAL COMPLIANCE

              12. Review periodically Corporation policy statements to determine the appropriateness of the Corporation's code of ethics.

              13. Inquire whether management has established a system to review, monitor and enforce its code of ethics.

              14. Inquire whether management has a review system in place to ensure that the Corporation's financial statements and other reports filed with governmental organizations satisfy legal requirements.

              15. Report together with the financial management of the Corporation the results of the annual audit to the Board of Directors. If requested by the Board of Directors, invite the independent accountants to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions.

              16. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

              17. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

              18. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if in its judgment, that is appropriate.


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APPENDIX A:  DEFINITION OF INDEPENDENCE FOR PURPOSES OF AUDIT COMMITTEE SERVICE

DEFINITION:

Members of the Audit Committee shall be considered independent if they have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation.

       o been employed by the Corporation or its affiliates in the current or past three years;

       o accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

       o an immediate family member who is, or has been in the past three year, employed by the Corporation or its affiliates as an executive officer;

       o been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the Corporation's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

       o been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.